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As filed with the Securities and Exchange Commission on February 8, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4899 (Primary Standard Industrial Classification Code Number)	13-3818604 (I.R.S. Employer Identification No.)

4820 Eastgate Mall
San Diego, California 92121
(858) 812-7300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Eric DeMarco
President and Chief Executive Officer
4820 Eastgate Mall
San Diego, California 92121
(858) 812-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Deyan P. Spiridonov
Teri O'Brien
Paul, Hastings, Janofsky & Walker LLP
4747 Executive Drive
12th Floor
San Diego, CA 92121
(858) 458-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-161340

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, par value $0.001 per share	$11,094,800	$1,289

(1)
In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities which remain eligible to be sold under the registration statement on Form S-3 (File No. 333-161340) is hereby registered.
(2)
Calculated pursuant to Rule 457(o) under the Securities Act.

         This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

 EXPLANATORY NOTE

        This Registration Statement is being filed to register an additional $11,094,800 worth of shares of our common stock, par value $0.001, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-161340), which was declared effective on August 21, 2009, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

        The required opinion and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 8, 2011.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
By:	/s/ ERIC M. DEMARCO Eric M. DeMarco President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ ERIC M. DEMARCO Eric M. DeMarco		President, Chief Executive Officer and Director (Principal Executive Officer)	February 8, 2011
/s/ DEANNA H. LUND Deanna H. Lund		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 8, 2011
/s/ LAURA SIEGAL Laura Siegal		Vice President and Corporate Controller (Principal Accounting Officer)	February 8, 2011
* Scott I. Anderson		Director	February 8, 2011
* Bandel L. Carano		Director	February 8, 2011
* William A. Hoglund		Director	February 8, 2011
* Scot B. Jarvis		Director	February 8, 2011
* Samuel N. Liberatore		Director	February 8, 2011
*By:	/s/ ERIC M. DEMARCO Eric M. DeMarco Attorney-in-fact

 INDEX TO EXHIBITS

Exhibit Number	Description of Document
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP
23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1 to this filing)
23.2	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP
23.3	Consent of Independent Registered Public Accountants, Amper, Politziner & Mattia LLP
23.4	Independent Registered Public Accounting Firm's Consent, Marcum LLP
23.5	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP
23.6	Consent of Independent Registered Public Accounting Firm, Brightman Almagor Zohar & Co.
24.1	Power of Attorney(1)

(1)
Previously filed on the signature page to Registrant's registration statement on Form S-3 (No. 333-161340), filed with the Securities and Exchange Commission on August 14, 2009.

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EXPLANATORY NOTE
SIGNATURES
INDEX TO EXHIBITS